Exhibit (c)(2)

                           JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of A Acquisition Corp., a Delaware corporation, The Warnaco Group, Inc., a Delaware corporation, and Authentic Fitness Corporation, a Delaware corporation, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Authentic Fitness Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 16th day of December, 1999.


                        THE WARNACO GROUP, INC.


                       By: /s/ STANLEY P. SILVERSTEIN

                          ----------------------------------------
                        Name: Stanley P. Silverstein
                        Title: Vice President and General Counsel


                        A ACQUISITION CORP.


                       By: /s/ STANLEY P. SILVERSTEIN

                          ----------------------------------------
                        Name: Stanley P. Silverstein
                        Title: Vice President


                       AUTHENTIC FITNESS CORPORATION


                        By: /s/ MICHAEL P. MCHUGH

                          ----------------------------------------
                        Name: Michael P. McHugh
                        Title: Senior Vice President and Chief
                               Financial Officer


Date: December 16, 1999